Exhibit 10.25

                    AMENDMENT TO CHANGE IN CONTROL AGREEMENT

     This AMENDMENT (the "Amendment"), effective as of September 10, 2001, by and among Mirant Corporation ("Mirant"), Mirant Services LLC (the "Company") and
S. Marce Fuller ("Executive") (hereinafter collectively referred to as the "Parties"), amends that certain Change in Control Agreement, dated as of April 2, 2001, by and among the Parties (the "Change in Control Agreement"). In consideration of the mutual promises and covenants herein contained, the parties hereto agree as follows:

     1. Section 1(a) of the Change in Control Agreement is hereby deleted in its entirety and replaced by the following:

          (a) "Annual  Compensation"  means the sum of (i)  Executive's  highest
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     annual  base  salary  rate in effect  during the twelve  (12) month  period immediately preceding the date of the Change in Control ("Base Salary"), plus (ii) an amount equal to the product of (A) Executive's Base Salary and
     (B) the percentage equal to the average annual bonus percentage (expressed as a percentage of base salary in such year) paid to Executive in each of the two (2) years preceding the year in which the Change in Control occurred."

     2. The last sentence of Section 1(j) (definition of "Good Reason") is hereby deleted in its entirety and replaced by the following:

     Any dispute as to whether an event of Good Reason shall have occurred or been cured on a timely basis shall be resolved as provided in Section 6 hereof.

     3. The first sentence of Section 6(a) of the Change of Control Agreement ("Arbitration") is hereby deleted in its entirety and replaced by the following two sentences:

          If the Company's obligations under this Agreement have been funded under the Mirant Corporation Deferred Compensation Trust Agreement or any successor rabbi trust, any dispute, controversy or claim arising out of or relating to the Company's obligations to pay severance benefits under this Agreement, or the breach thereof, shall be settled and resolved solely by the procedures and dispute resolution mechanisms set forth in such trust agreement, to the extent such procedures and mechanisms are applicable to such dispute. Otherwise, any dispute, controversy or claim arising out of or relating to the Company's obligations to pay severance benefits under this Agreement, or the breach thereof, shall be settled and resolved solely by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA") except as otherwise provided herein.

     4. Section 7(a) of the Change of Control Agreement is hereby deleted in its entirety and replaced by the following:

          (a) Funding of Benefits.  The benefits payable to Executive under this
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     Agreement  shall be paid by the Company out of its  general  assets,  which assets are subject to the claims of the Company's creditors; provided that such benefits may be funded in accordance with the Change in Control Benefit Plan Determination Policy.

     5. As amended hereby, the Change of Control Agreement shall be and remain in full force and effect.

     IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the date first set forth above.


                                MIRANT CORPORATION


                                By:      ____________________________________



                                MIRANT SERVICES LLC


                                By:      ____________________________________



                                EXECUTIVE


                                ------------------------------------------
                                S. Marce Fuller


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